SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of the earliest event reported):  March 4, 1997

                        ---------------------------------

                              DISCOVERY ZONE, INC.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

           Delaware                  0-21854                36-3877601
------------------------------  -----------------  -----------------------------
(State or other jurisdiction    (Commission File          (I.R.S. Employer
       of Incorporation)             Number)          Identification Number)

      110 East Broward Boulevard                                33301
      Ft. Lauderdale, Florida                           ------------------------
-----------------------------------------------               (Zip code)
(Address of principal executive offices)

                                  954-627-2400
               ---------------------------------------------------
               Registrant's telephone number, including area code

Page 1 of 5 -- Exhibit Index appears on Page 5
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Item 4. Changes in Registrant's Certifying Accountant.

      a. As reported in a Current Report on Form 8-K dated June 10, 1996 (the "1996 Form 8-K"), Discovery Zone, Inc. (the "Registrant") was informed by its independent accountants, Price Waterhouse LLP ("Price Waterhouse"), that Price Waterhouse declined to stand for re-election as the Registrant's independent accountants for the year ending December 31, 1996. The Board of Directors of the Registrant did not recommend or approve this change in independent accountants. The 1996 Form 8-K incorrectly reported that Coopers & Lybrand LLP ("Coopers") was engaged to be the Registrant's independent accountants for the year ending December 31, 1996. Coopers was retained by the Registrant to provide it with financial advice in formulating a restructuring plan, but was never formally retained or approved by the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") to serve as the Registrant's independent accountants.

      b. On April 9, 1997, the Board of Directors of the Registrant ratified the engagement of Ernst & Young LLP ("Ernst & Young") to act as the Registrant's independent accountants for the year ending December 31, 1996. Ernst & Young's retention was approved by order of the Bankruptcy Court on March 5, 1997 and made effective retroactively from and after February 24, 1997.

      c. The report of Price Waterhouse on the Registrant's financial statements for the fiscal year ended December 31, 1995 (the only period during which Price Waterhouse reported on the Registrant's financial statements) did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to audit scope or accounting principals, but was qualified by a statement by Price Waterhouse that the Registrant's increasing operating cash flow losses, its default under certain indebtedness and its filing of a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") on March 25, 1996, raised substantial doubt about the Registrant's ability to continue as a going concern.

      d. In connection with its audit for the year ended December 31, 1995 and through June 3, 1996, there were no disagreements with Price Waterhouse on any accounting matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure ("Accounting Matters") which disagreements, if not resolved to the satisfaction of Price Waterhouse, would have caused them to make reference thereto in the financial statements for such year. In addition, for the same period, there were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K.

      e. During the years ended December 31, 1995 and 1996 and through February 24, 1997, neither the Registrant nor anyone acting on its behalf consulted Ernst & Young regarding either (i) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, with respect to which a written report was provided to the Registrant or oral advice was provided that Ernst & Young concluded was an important factor considered by the Registrant in reaching a decision as to such accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K) or a "reportable event."

Item  5.    Other Events.

            On March 11, 1997 Discovery Zone, Inc. and nineteen subsidiaries (collectively, "Discovery Zone") and Birch Holdings L.L.C. ("Birch"), the largest senior unsecured creditor of Discovery Zone, filed the Third Amended Joint Plan of Reorganization (the "Plan") and the Second Amended Joint Disclosure Statement (the "Disclosure Statement" and, as modified by the Supplement, as defined below, the "Supplemented Disclosure Statement"). On June 6, 1997 Discovery Zone filed a Supplement to the Disclosure Statement (the "Supplement"). Pursuant to the Plan, Birch would become Discovery Zone's controlling stockholder. The Supplemented Disclosure Statement was approved by the Bankruptcy Court on June 19, 1997. The Plan remains subject to the confirmation requirements of the Bankruptcy Code.

            Under the Plan, holders of Discovery Zone's pre-petition bank debt, holders of certain general unsecured claims, and holders of Discovery Zone's Liquid Yield Option Notes would receive 100% of the common stock of the reorganized Registrant in exchange for their claims, and Discovery Zone's existing common stock and partnership interests would be extinguished.

            The Disclosure Statement, the Plan and the Supplement are filed as exhibits hereto and are incorporated by reference herein.

Item 7.     Financial Statements and Exhibits

            The Disclosure Statement, the Plan and the Supplement are filed as exhibits hereto and are incorporated by reference herein.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          DISCOVERY ZONE, INC.


                                          By:   /s/ Robert Rooney
                                                --------------------------------
                                                Robert Rooney
                                                Senior Vice President and Chief
                                                  Financial Officer

Dated:  July 9, 1997

                              DISCOVERY ZONE, INC.

                                  EXHIBIT INDEX

      Number and
Description of Exhibit
----------------------

         16.1 Order of the Bankruptcy Court for the District of Delaware entered March 4, 1997

         99.1 Order of the United States Bankruptcy Court for the District of Delaware entered June 19, 1997

         99.2     Second Amended Joint Disclosure Statement filed March 11, 1997

         99.3     Third Amended Joint Plan of Reorganization filed March 11,
                  1997

         99.4 Supplement to the Second Amended Joint Disclosure Statement filed June 6, 1997